Exhibit 5.1


                                   LAW OFFICES
                   Nelson Mullins Riley & Scarborough, L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP

   Charles D. Vaughn    999 PEACHTREE STREET, N.E.           OTHER OFFICES:
  (404) 817-6113           FIRST UNION PLAZA        Charleston, South Carolina
 Internet Address: cdv         SUITE 1400            Charlotte, North Carolina
                          Atlanta, Georgia 30309       Columbia, South Carolina
                         TELEPHONE (404) 817-6000     Greenville, South Carolina
                         FACSIMILE (404) 817-6050   Myrtle Beach, South Carolina
                               www.nmrs.com                    ________
                                                           Munich, Germany






                          June 20, 2000

Towne Services, Inc.
3950 Johns Creek Court, Suite 100
Suwanee, GA  30024

Ladies and Gentlemen:

         We have acted as counsel to Towne Services, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 299,430 shares (the "Shares") of the Company's common stock, no par value, which may be issued by the Company upon the exercise of stock options under its Amended and Restated Director Stock Option Plan. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

         This opinion is limited by and is in accordance with the January 1, 1992, edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,
                                      NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.

                                      /s/ Charles D. Vaughn, Esq.

                                      Charles D. Vaughn, Esq.